                                                        Exhibit B


               NEW ENGLAND ELECTRIC RESOURCES, INC.
           Statement of Income and Accumulated Deficit
            For the Twelve Months Ended March 31, 1997
                (Unaudited, Subject to Adjustment)
                      (thousands of dollars)



INCOME
------

Services rendered to nonassociated companies                     $ 1,568
                                                             -----------
         Total Income                                            $ 1,568
                                                             -----------


EXPENSE
-------

Administrative and General Expenses                              $ 8,232
Income taxes                                                      (2,552)


Total Expenses                                                     5,679


Net Income/(Loss)                                                $(4,112)
                                                             ===========

Accumulated deficit at beginning of period                        (2,322)

Accumulated deficit at end of period                             $(6,434)
                                                             ===========